EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59086) and Form S-8 (Nos. 333-39239, 333-41815, 333-42443, 333-68250 and 333-117567) of Rayovac Corporation of our report dated March 30, 2005 relating to the financial statements of United Industries Corporation and its subsidiaries, which appears in the Current Report on Form 8-K of Rayovac Corporation dated April 27, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

April 26, 2005